UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 10. 2011
(Date of earliest event reported)

PHYHEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163076	26-1772160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 South Royal Poinciana Boulevard, Suite 506 Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

305-779-1760
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

Phyhealth Corporation (OTCQB: PYHH) reached agreement on May 10, 2011 with Physhield Insurance Exchange, a Risk Retention Group (“Physhield”), for a settlement of the repayment of the $625,000 Subordinated Surplus Promissory Note, originally issued to Physicians Healthcare Management Group, Inc. and assumed by Phyhealth Corporation in the spin-off transaction effected November 10, 2011.  The transaction and associated financial data will be described in detail in the Company’s upcoming Form 10-Q filing.

In order to repay Phyhealth, Physhield terminated its operations and surrendered its Certificate of Authority to the Nevada Insurance Commissioner. Physhield was the exclusive affiliate of Phyhealth and held a Management Services Agreement with Phyhealth Underwriters, a subsidiary of Phyhealth.  Phyhealth Underwriters has agreed to the termination of the Agreement with Physhield and will write off any monies owed it by Physhield.  Physhield itself can only be owned by its insured physician subscribers, and Phyhealth does not have a direct ownership interest in Physhield.  Physhield had not issued any insurance coverage to any physicians from its inception, and as a result, Physhield has no claim liabilities or responsibility for any premium refunds.

Phyhealth’s decision at this time to seek repayment of the capital surplus it contributed to Physhield results from the combination of the lagging development of Physhield’s medical malpractice business and Phyhealth’s initial success in the diagnostic sleep care business.  After Phyhealth Sleep Care Corporation, a wholly owned subsidiary of Phyhealth, successfully launched its first two sleep centers, which began to produce revenue for the Company in the 1st quarter of 2011, management determined that concentrating its resources on its sleep care business and delaying the development of its core health care insurance businesses will enable Phyhealth to better utilize its existing capital to produce immediate revenues and solid growth, thus benefiting its shareholders and investors.  Phyhealth intends to use the net proceeds from the Note, after Physhield settles its remaining premium obligation of $50,000 with its reinsurer and pays other unspecified expenses required to conclude its business, to fund the continuing operation and growth of Phyhealth Sleep Care Corporation and for general corporate expenses.

Item 9.01.       Financial Statements and Exhibits.  None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYHEALTH INCORPORATED

Dated: May 11, 2011	By:	/s/ Robert L.Trinka
Robert Trinka
Chairman, President, CEO, Principal Executive and Financial Officer

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